EXHIBIT 5

                           E L C H A N A N  L A N D A U
                                   LAW OFFICES

ELCHANAN LANDAU, ADV.AE"I (1926-2000)                   38 Keren Hayessod Street
ZVI NIXON, ADV.                                         Jerusalem, Israel 92149
________________________                                Tel:   972-2-561-8845
MEIR M. HELLER, ADV.                                    Fax:   972-2-561-8847
DINA BROWN, ADV.                 E-mail:                office@elandau.co.il
LAUREN SOBEL, ADV.




                               September 29, 2003



e-SIM Ltd.
5 Kiryat Mada St.
Har Hozvim
Jerusalem 91450
Israel
------

Ladies and Gentlemen:

We have acted as Israeli counsel to e-SIM Ltd., a company organized under the laws of the State of Israel (the "COMPANY"), in connection with the preparation and filing with the United States Securities and Exchange Commission (the "COMMISSION") of a registration statement on Form S-8 (the "REGISTRATION STATEMENT") relating to certain of the Company's Ordinary Shares, nominal value
0.10 New Israel Shekels per share ("ORDINARY SHARES"), reserved for issuance and sale to employees, directors and officers pursuant to the Company's 1999 Share Option Plan (the "1999 PLAN"), a form of which is filed as an exhibit to the Registration Statement. This opinion is being furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Registration Statement relates to the registration by the Company under the Securities Act of 1,800,000 of the Company's Ordinary Shares reserved for issuance under the 1999 Plan (the "STOCK").

In rendering the opinion set forth below, we have examined copies of the Registration Statement (together with the prospectus forming a part thereof), the 1999 Plan, the Memorandum of Association and Articles of Association (together, the "GOVERNING DOCUMENTS") of the Company, resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement, and such certificates of public officials, corporate documents, records, and other certificates, and we have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral and written statements and representations of officers and other representatives of the Company and certificates of public officials without any independent investigation on our part. We have assumed the authenticity of all documents


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submitted to us as originals, the genuineness of all signatures, and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant of all natural persons, and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver, and perform such agreements or instruments, that such agreements and instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties, and that such agreements and instruments are the valid, binding, and enforceable obligations of such parties.

Based on the foregoing, and subject to the qualifications set forth herein, we are of the opinion as of the date hereof that the Stock is validly authorized, and when and if the Stock or any portion thereof has been issued, delivered, and paid for as contemplated by the 1999 Plan, such Stock will be legally issued, fully paid, and nonassessable.

We are members of the Israel Bar Association, and the opinions expressed herein are limited to questions of law arising under the internal laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction. The opinions expressed herein are based upon the laws in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should any such laws be changed by legislative action, judicial decision, or otherwise. This opinion is based on the facts existing on the date hereof and of which we are aware without making any special investigation. We render no opinion in relation to any representation made or given in the Registration Statement. This opinion is furnished to you solely in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express prior written permission.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.



                                                        Sincerely,


                                                 /s/ Elchanan Landau Law Offices

                                                     Elchanan Landau Law Offices





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